Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
AS OF DECEMBER 31, 2024

FULL NAME OF SUBSIDIARY	PLACE OF INCORPORATION
BAMBOO IDE8 INSURANCE SERVICES, LLC	ARIZONA, USA
IDE8 RE CELL 1, INC.	ARIZONA, USA
IDE8 RE CELL 2 INC.	ARIZONA, USA
IDE8 RE INC.	ARIZONA, USA
ARK INSURANCE HOLDINGS LIMITED	BERMUDA
GROUP ARK INSURANCE HOLDINGS LIMITED	BERMUDA
GROUP ARK INSURANCE LIMITED	BERMUDA
HG GLOBAL LTD	BERMUDA
HG HOLDINGS LTD	BERMUDA
HG RE LTD	BERMUDA
HG SERVICES LTD	BERMUDA
PSC HOLDINGS LTD.	BERMUDA
WHITE MOUNTAINS HOLDINGS LTD	BERMUDA
WHITE MOUNTAINS INVESTMENTS (BERMUDA) LTD.	BERMUDA
WM HINSON (BERMUDA) LTD	BERMUDA
WM PAGET (BERMUDA) LTD	BERMUDA
ARK UNDERWRITING INC	CONNECTICUT, USA
BAMBOO INSURANCE HOLDINGS, LLC	DELAWARE, USA
COPPER FUNDING, LLC	DELAWARE, USA
KUDU INVESTMENT HOLDINGS, LLC	DELAWARE, USA
KUDU INVESTMENT MANAGEMENT LLC	DELAWARE, USA
KUDU INVESTMENT US, LLC	DELAWARE, USA
PM HOLDINGS, LLC	DELAWARE, USA
TK PARTNERS, LLC	DELAWARE, USA
WHITE MOUNTAINS ADVISORS LLC	DELAWARE, USA
WHITE MOUNTAINS CAPITAL, LLC	DELAWARE, USA
WHITE MOUNTAINS PARTNERS, LLC	DELAWARE, USA
WHITE MOUNTAINS SERVICES LLC	DELAWARE, USA
WM PIERCE HOLDINGS, INC	DELAWARE, USA
WM ADAMS HOLDINGS, INC	DELAWARE, USA
WM CLAY HOLDINGS, INC	DELAWARE, USA
WM JEFFERSON HOLDINGS, INC	DELAWARE, USA
WM LAFAYETTE HOLDINGS, LLC	DELAWARE, USA
WM LINCOLN HOLDINGS, LLC	DELAWARE, USA
WM MADISON HOLDINGS, INC	DELAWARE, USA
WM PORTFOLIO HOLDINGS, LLC	DELAWARE, USA
WM TAYLOR HOLDINGS, INC	DELAWARE, USA
WM PIERCE HOLDINGS, INC	DELAWARE, USA
WM WEBSTER HOLDINGS, INC	DELAWARE, USA
TNUVA FINANCIT LTD	ISRAEL
WOBI INSURANCE AGENCY, LTD	ISRAEL
WHITE MOUNTAINS INVESTMENTS (LUXEMBOURG) S.A.R.L	LUXEMBOURG
ACCIDENT & HEALTH UNDERWRITING LIMITED	UNITED KINGDOM
ACCIDENT & HEALTH CLAIMS LLP	UNITED KINGDOM
ARK CORPORATE MEMBER LIMITED	UNITED KINGDOM
ARK CORPORATE MEMBER NO. 2 LIMITED	UNITED KINGDOM
ARK CORPORATE MEMBER NO. 3 LIMITED	UNITED KINGDOM
ARK CORPORATE MEMBER NO. 4 LIMITED	UNITED KINGDOM
ARK SYNDICATE MANAGEMENT LIMITED	UNITED KINGDOM
KFO HOLDINGS LTD	UNITED KINGDOM
KWCP HOLDINGS UK LTD	UNITED KINGDOM
SYNDICATE ARK 4020	UNITED KINGDOM
SYNDICATE NOA 3902	UNITED KINGDOM
WM BIRKDALE LTD	UNITED KINGDOM
WM CAPITAL HOLDINGS LTD	UNITED KINGDOM
WM INTERNATIONAL HOLDINGS LTD	UNITED KINGDOM
WM REGENT, LTD	UNITED KINGDOM
RICHMOND RISK MANAGEMENT, INC	VIRGINIA, USA

Certain other subsidiaries of the Company have been omitted since, in the aggregate, they would not constitute a significant subsidiary.